SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                _________


                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


                     Date of Report:  July 21, 1994
                    (Date of earliest event reported)


                      D E E R E   &   C O M P A N Y
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-4121
                        (Commission File Number)

                               36-2382580
                    (IRS Employer Identification No.)

                             John Deere Road
                         Moline, Illinois  61265
          (Address of principal executive offices and zip code)

                              (309)765-8000
          (Registrant`s telephone number, including area code)
                 _______________________________________
     (Former name or former address, if changed since last report.)

                         Page 1 of 5 pages.
                    The Exhibit Index appears at Page 3

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

 (c)  Exhibits

    (99) Press release.


 Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                             DEERE & COMPANY



                              By   /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary


 Dated:  July 21, 1994

                             EXHIBIT INDEX



                                          Sequential Page
Number and Description of Exhibit            Number


 (99) Press release                               Pg. 4

                                    EXHIBIT  99
 FOR IMMEDIATE RELEASE

 Deere & Company to Acquire Textron's Homelite Division

    MOLINE, ILLINOIS and PROVIDENCE, RHODE ISLAND -- July 20, 1994 -- Deere & Company and Textron, Inc. today announced that they have entered into a definitive agreement under which Deere & Company will purchase the Homelite division of Textron. The transaction is expected to be completed by September 30. Terms of the transaction were not disclosed.
    Homelite, based in Charlotte, North Carolina, is a leading producer of outdoor power equipment, including string trimmers, chain saws, leaf blowers, brushcutters and related equipment for homeowner and commercial markets. Homelite's 1993 revenues were approximately $246 million. Homelite employs approximately 2,000 people, the majority of whom are based in the company's operations in Charlotte and Gastonia, North Carolina, and Greer and Columbia, South Carolina.
    "We view Homelite as a strategic acquisition and an important addition to our Lawn and Grounds Care Equipment division," said Hans W. Becherer, Deere & Company's chairman and chief executive officer. "This acquisition is further evidence of our corporate commitment to growth and to enhancing our worldwide leadership position in the lawn and grounds care equipment industry. Homelite's product mix and variety of distribution channels will very effectively complement and extend the reach of Deere's Lawn and Grounds Care Equipment division."
    "This transaction makes sense, strategically and operationally, for both Textron and Deere," said Textron chairman and chief executive officer James F. Hardymon. "Homelite is a good company that will complement Deere's product mix. This transaction also supports Textron's strategy to focus on its core business areas where the company can add value and realize attractive returns on invested capital," he added.
    According to Mr. Hardymon, proceeds from the sale will be used for general corporate purposes, including debt repayment and stock repurchases.
    Deere & Company said Homelite will continue to utilize its existing workforce and facilities upon completion of the sale.
    Deere & Company and its subsidiaries manufacture, distribute and finance a full range of agricultural equipment; a broad range of industrial equipment for construction, forestry and public works; and a variety of lawn and grounds care equipment. John Deere's Lawn and Grounds Care Equipment division, offering the industry's broadest line of tractors, mowers and other outdoor power equipment for homeowners and commercial users worldwide, had 1993 sales of $1.05 billion.
    Textron Inc. is a $9.1 billion multi-industry company with operations in two business sectors -- Manufacturing and Financial Services. Its business segments are Aircraft, Automotive, Industrial, Systems & Components, Finance and Paul Revere.